UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 21, 2020

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

[_]	Written communications pursuant to Rule 425 under the Securities Act
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 21, 2020 Athena Silver Corporation, a Delaware corporation (the “Company”) signed an Eleventh Allonge and Modification Agreement (“Modification”) with John D. Gibbs, Lender, to be effective as of December 31, 2019. The Modification extends the maturity date of the loan to June 30, 2020. A copy of the Modification is filed herewith as Exhibit 10.1.

On February 24, 2020, the Company signed an Amendment No. 1 to Lease with an Option to Purchase dated March 10, 2016 (the “Amendment”), whereby the Company and the Lessor have agreed to a revised payment schedule for fixed amounts of $45,000 and $50,000 respectively for the 2020 and 2021 option payments.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Eleventh Allonge and Modification Agreement
10.2	Amendment No. 1 to Lease with an Option to Purchase dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: February 24, 2020	By: /s/ John C. Power
John C. Power, President